For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1288339

Ministry of Consumer and Business Services
Ontario

Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

JULY 15 JUILLET, 2003

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act
Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The present name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
   Dénomination sociale actuelle de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT)

   CARBIZ.COM INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
   Nouvelle dénomination sociale de la société (s'il y a lieu) : (Écrire en LETTRES MAJUSCULES SEULEMENT)

   CARBIZ INC.

3. Date of incorporation/amalgamation:
   Date de la constitution ou de la fusion :

   1998, March, 31
   (Year, Month, Day)
   (année, mois, jour)

4. Complete only if there is a change in the number of directors or the minimum/maximum number of directors.
   Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

   Number (or minimum and maximum number) of directors is/are:
   Nombre (ou nombres minimal et maximal) d'administrateurs :

number *nombre*	OR *OU*	minimum *minimal*	AND *ET*	maximum *maximal*

5. The articles of the corporation are amended as follows: (continued next page)
   Les statuts de la société sont modifiés de la façon suivante : (continuer suite page)

Pursuant to subsection 168(1)(a) of the Business Corporations Act (Ontario) the Articles of the Corporation be amended by changing the name of the Corporation from Carbiz.com Inc. to CARBIZ INC.

Form 3
Business
Corporations
Act

Formule 3
Loi sur les sociétés par actions

5. The articles of the corporation are amended as follows: (continued)

Les statuts de la société sont modifiés de la façon suivante : (continuation)

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act.*

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2003, June, 26

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

CARBIZ.COM INC.

(Name of Corporation)
(Dénomination sociale de la société)

(If the name is to be changed by these articles, set out current name.)
(Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle.)

By/ Par: [signature] CFO

(Signature)
(Signature)

(Description of Office)
(Fonction)